Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 26, 2019, is made between Varex Imaging Corporation (the “Borrower”), certain of the Borrower’s subsidiaries listed on the signature pages hereof under the heading “GUARANTORS” (each a “Guarantor”, and, collectively, the “Guarantors”), the Lenders listed on the signature pages hereof under the heading “LENDERS”, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 1, 2017 (as amended, modified and supplemented prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and
WHEREAS, the Lenders party hereto are willing to do so on the terms and conditions hereof.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1	Definitions; Interpretation.
(a)Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein.
SECTION 2Amendments to the Credit Agreement. Effective as of the Fourth Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:
(a)The following new definition is added to Section 1.1 of the Credit Agreement in alphabetical order:
“Dutch Construction Loan” means the loan from ING Bank to Varex Imaging Nederland B.V. and Varex Imaging Nederland Group B.V., which will be secured by the real property located at Fabriekstraat 41, 7005 AP Doetenchim, Netherlands.
(b)The definition of “Consolidated EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(i) income and franchise taxes,
(ii) Consolidated Interest Expense,
(iii) (x) amortization, (y) depreciation (including, without limitation, accelerated depreciation due to impairment of fixed assets) and (z) other non‑cash charges, including non-cash restructuring charges (including, without limitation, impairment of intangibles and inventory write-downs) (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future),
(iv) non-cash stock-based compensation expenses,
(v) non-cash severance expenses relating to any restructuring of assets acquired in connection with the PerkinElmer Acquisition at locations in Santa Clara, California, Salt Lake City, Utah and the United Kingdom until paid,
(vi) cash expenses related to (1) net rent and retention in connection with the closure of digital detector manufacturing operations in Santa Clara, California and (2) legal and professional fees related to compliance with the Sarbanes-Oxley Act of 2002, as amended, and patent litigation (provided that the aggregate amount of all such amounts added back pursuant to this clause (b)(vi) shall not exceed $6,000,000),
(vii) with respect to any Permitted Acquisition, reasonable out of pocket costs, fees, charges or expenses incurred by the Borrower or any of its Subsidiaries prior to the closing date, or within 90 days thereafter, of the applicable Permitted Acquisition and one-time restructuring charges with respect to such Permitted Acquisition (provided that the aggregate amount of all costs, fees, charges and expenses added back pursuant to this clause (b)(vii) shall not exceed 10% of Consolidated EBITDA for such period),
(viii) unrealized net losses in the fair market value of any arrangements under Hedge Agreements, and
(ix) any extraordinary, unusual, and non-recurring non-cash losses (excluding restructuring charges recorded in clause (v) above and disregarding for this purpose FASB ASU 2015-1) (provided that the aggregate amount of all losses added back pursuant to this clause (b)(ix) shall not exceed $7,500,000 for such period) and less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) non-cash gains or non-cash items increasing Consolidated Net Income, (iii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements and (iv) any extraordinary gains.
(c)Article VII is hereby amended by adding the following new Section 7.26 immediately after Section 7.25 thereof:
SECTION 7.26 QFC; Covered Entity. No Credit Party is a Covered Entity (as defined in Section 12.24).

(d)Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the text “and” at the end of clause (l) thereof, (ii) replacing the text “.” with the text “; and” in clause (m)(viii) and (iii) adding the following new clause (n) immediately after clause (m) thereof:
(n)    the Dutch Construction Loan in an aggregate principal amount not to exceed EUR 8,000,000.
(e)Article XII is hereby amended by adding the following new Section 12.24 immediately after Section 12.23.
SECTION 12.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 12.24, the following terms have the following meanings:
                        “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

                        “Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
                “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
                “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
The Exhibits attached to the Credit Agreement are hereby amended by replacing Exhibit F attached to the Credit Agreement with Exhibit F attached hereto.
SECTION 3Conditions of Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent (the “Fourth Amendment Effective Date”):
(a)Executed Counterparts. The Borrower, the Guarantors, the Administrative Agent and the Required Lenders shall have indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Administrative Agent.
(b)Representations and Warranties. Both immediately before and after giving effect to this Amendment:
(i)the representations and warranties contained in Section 4 hereof shall be true and correct; and
(ii)no Default or Event of Default shall have occurred and be continuing.
(c)Fees, Costs and Expenses. The Administrative Agent shall have received all reasonable and documented out-of-pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) that are due and payable in connection with this Amendment.
SECTION 4Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that the following statements are true and correct:
(a)Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party, and this Amendment and the Credit Agreement as amended hereby each constitutes the legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b)The representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects as of such earlier date).
(c)The execution and delivery of this Amendment, and the performance of this Amendment and the Credit Agreement as amended hereby, by each Credit Party does not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (iii) conflict with, result in a breach of or constitute a default under any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution and delivery of this Amendment, and the performance, validity or enforceability of this Amendment and the Credit Agreement as amended hereby.
(d)No Default or Event of Default has occurred and is continuing.
SECTION 5Acknowledgement, Agreement and Consent.
(a)Each Credit Party confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under the Loan Documents to which such Credit Party is a party shall not be impaired and the Loan Documents to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
(b)Each Guarantor hereby acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
(c)Each Guarantor hereby acknowledges and agrees that the Secured Obligations guaranteed under the Guaranty Agreement will include all Secured Obligations, as amended by this Amendment.
(d)Each Credit Party hereby acknowledges and agrees that (i) to the extent any Loan Document purports to grant, assign or pledge to the Administrative Agent or any other Person a security interest or Lien on any Collateral as security for the Secured Obligations, such grant, assignment or pledge is hereby ratified and confirmed in all respects and (ii) the Secured Obligations secured under the Security Documents will include all Secured Obligations, as amended by this Amendment.
SECTION 6Miscellaneous.
(a)Credit Agreement Otherwise Not Affected, Etc. Except as expressly amended pursuant hereto, each Loan Document shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect any Secured Party’s ability to enforce) any Default. On and after the Fourth Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)No Reliance. Each Credit Party hereby acknowledges and confirms to each Secured Party that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(c)Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(d)Complete Agreement; Amendments. This Amendment, together with the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 12.2 of the Credit Agreement.
(e)Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(f)Loan Documents. This Amendment shall constitute a Loan Document.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

THE BORROWER

VAREX IMAGING CORPORATION

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	VP, Finance-Treasury & Bus Dev

THE GUARANTORS

VAREX IMAGING WEST HOLDINGS, INC.

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	Treasurer

VAREX IMAGING WEST, LLC

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	Treasurer

THE ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kevin L. Ahart
Name:	Kevin L. Ahart
Title:	Vice President

THE LENDERS

BANK OF AMERICA, N.A., as Lender

By:	/s/ Sebastian Lurie
Name:	Sebastian Lurie
Title:	SVP

DNB CAPITAL LLC, as Lender

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Ling Li
Name:	Ling Li
Title:	Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Darin Mullis
Name:	Darrin Mullis
Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION as Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Executive Director

PNC BANK, NATIONAL ASSOCIATION as Lender

By:	/s/ Dawn M. Kondrat
Name:	Dawn M. Kondrat
Title:	Vice President

FIFTH THIRD BANK, as Lender

By:	/s/ Ellie Robertson
Name:	Ellie Robertson
Title:	Officer

Citibank N.A., as Lender

By:	/s/ Michael Chen
Name:	Michael Chen
Title:	Authorized Signatory

ZIONS BANCORPORATION, N.A. dba Zions First National Bank., as Lender

By:	/s/ Michael P. Olson
Name:	Michael P. Olson
Title:	Vice President

EXHIBIT F

FORM OF OFFICER’S COMPLIANCE CERTIFICATE
OFFICER’S COMPLIANCE CERTIFICATE

Financial Statement Date: [Fiscal Year-End][Fiscal Quarter-End] , 20___

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of May 1, 2017 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”), by and among Varex Imaging Corporation, a Delaware corporation, as borrower, (the “Borrower”), the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders (the “Administrative Agent”) (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement)
The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that he/she is the [chief financial officer] [treasurer] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Officer’s Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the year-end audited Consolidated and consolidating financial statements required by Section 8.1(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section all compiled by an independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent.
[Use following paragraph 1 for quarter-end financial statements]
1.    The Borrower has delivered the unaudited financial statements required by Section 8.1(b) of the Credit Agreement for the above quarter-end. Such financial statements present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Loan Documents and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.    A review of the activities of the Borrower during such period has been made under the supervision of the undersigned Responsible Officer with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]

[to the best knowledge of the undersigned, during such period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such period the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]
4.    The [pro forma] financial covenant and capital expenditure analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Officer’s Compliance Certificate.
5.    [A report containing management’s discussion and analysis of the financial statements referred to in Section 1 above is attached as Schedule 2 hereto.]
IN WITNESS WHEREOF, the undersigned has executed this Officer’s Compliance Certificate as of             , 20___.
VAREX IMAGING CORPORATION
By: ________________________
Name: ______________________
Title: _______________________

Schedule 1
To Officer’s Compliance Certificate
Calculations of Financial Covenant and Capital Expenditure Compliance
Fiscal quarter/Fiscal Year ended [______], 20[__]

I.	Section 9.14: Capital Expenditures[1]
A.
additions to property, plant and equipment and other capital expenditures that are set forth in a consolidated statement of cash flows of the Borrower and its Subsidiaries for the Fiscal Year set forth above prepared in accordance with GAAP
$
B.
additions to property, plant and equipment financed through Capital Lease Obligations during the Fiscal Year set forth above, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by the Borrower or its Subsidiaries
$
C.	Line I.A. plus Line I.B.	$
D.	Is Line I.C. greater than $30,000,000	Yes: Not in compliance No: In compliance
II.	Section 9.15(a): Consolidated Total Leverage Ratio
A.
the sum of all Indebtedness of the Borrower and its Subsidiaries outstanding as of the last day of the fiscal quarter set forth above, in the amount that is reflected on the balance sheet prepared at such date (other than Indebtedness relating to issued and undrawn letters of credit and bankers’ acceptances and Indebtedness described in clause (h) of the definition thereof)
$
B.
Consolidated EBITDA (determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP for the period of four (4) consecutive fiscal quarters ending with the fiscal quarter set forth above)

(1) net income (or loss) of the Borrower and its Subsidiaries[2]

1 Calculated only at the end of each Fiscal Year for such Fiscal Year
2 In calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior

(2) income and franchise taxes*	$

(3) cash interest expense (including, without limitation, cash interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements entered into for the purpose of hedging interest rates)
$
(4) amortization	$
(5) depreciation, including, without limitation, accelerated depreciation due to impairment of fixed assets	$

(6) other non‑cash charges, including non-cash restructuring charges, including, without limitation, impairment of intangibles and inventory write-downs (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future)
$
(7) non-cash stock-based compensation	$

(8) non-cash severance expenses relating to any restructuring of assets acquired in connection with the PerkinElmer Acquisition at locations in Santa Clara, California, Salt Lake City, Utah and the United Kingdom until paid
$

(9) cash expenses related to (1) net rent and retention in connection with the closure of digital detector manufacturing operations in Santa Clara, California and (2) legal and professional fees related to compliance with the Sarbanes-Oxley Act of 2002, as amended, and patent litigation
$

to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes and (d) any gain or loss from Asset Dispositions during such period
* To the extent deducted in determining Consolidated Net Income for such period
3 The aggregate amount of all such amounts added back pursuant to this clause (9) shall not exceed $6,000,000 for any period of calculation

(10) reasonable out of pocket costs, fees, charges or expenses incurred by the Borrower or any of its Subsidiaries prior to the closing date of any Permitted Acquisition, or within 90 days thereafter, of such Permitted Acquisition and one-time restructuring charges with respect to such Permitted Acquisition
$
	(11) unrealized net losses in the fair market value of any arrangements under Hedge Agreements	$
	(12) any extraordinary, unusual, and non-recurring non-cash losses (excluding restructuring charges recorded in Line II.B.(8) above and disregarding FASB ASU 2015-1)	$
	(13) Sum of Line II.B.(1) through Line II.B.(12)	$
	(14) interest income*	$
	(15) non-cash gains or non-cash items increasing Consolidated Net Income set forth in Line II.B.(1)*	$
	(16) unrealized net gains in the fair market value of any arrangements under Hedge Agreements*	$
	(17) any extraordinary gains*	$
	(18) Sum of Line II.B.(14) through Line II.B.(17)	$
	(19) Line III.B.(13) minus Line II.B.(18)	$
C.	The ratio of Line II.A. to Line II.B.(19)	_____:_____
	Is Line II.C. greater than ______[6] to 1.00?	Yes: Not in compliance No: In compliance
III.	Section 9.15(b): Consolidated Senior Secured Leverage Ratio
A.	(1) Consolidated Total Indebtedness (Line II.A.)	$
	Portion of Consolidated Total Indebtedness (Line II.A.) that is unsecured	$
	Portion of Consolidated Total Indebtedness (Line II.A.) that is Subordinated Indebtedness	$

4 The aggregate amount of all costs, fees, charges and expenses added back pursuant to this clause (6) shall not exceed 10% of Consolidated EBITDA for any period of calculation
5 The aggregate amount of all losses added back pursuant to this clause (8) shall not exceed $7,500,000 for any period of calculation
* To the extent included in determining Consolidated Net Income for such period
6 Insert applicable maximum Consolidated Total Leverage Ratio for such period as required by Section 9.15(a)

	(4) Line III.A(1) minus Line III.A.(2) minus Line III.A.(3)	$
B.	Consolidated EBITDA (Line II.B.(19))	$
C.	The ratio of Line III.A.(4) to Line III.B.	_____:_____
	Is Line III.C. greater than ______[7] to 1.00?	Yes: Not in compliance No: In compliance
IV.	Section 9.15(c): Consolidated Fixed Charge Coverage Ratio
A.	Consolidated EBITDA (Line II.B.(19))	$
B.	Capital Expenditures (Line I.C.)	$
C.	federal, state, local and foreign income taxes paid in cash (for the period of four (4) consecutive fiscal quarters ending with the fiscal quarter set forth above)	$
D.
Restricted Payments (for the period of four (4) consecutive fiscal quarters ending with the fiscal quarter set forth above) (other than the dividend paid to Varian Medical on or about January 25, 2017 from the proceeds of loans under the Existing Credit Agreement)
$
E.	Line IV.A. minus Line IV.B minus Line IV.C. minus Line IV.D.	$
F.	Consolidated Fixed Charges (for the period of four (4) consecutive fiscal quarters ending with the fiscal quarter set forth above)
	(1) Consolidated Interest Expense (Line II.B.(3))	$
	(2) scheduled principal payments with respect to Consolidated Total Indebtedness set forth in Line II.A.	$
	(3) Line IV.F.(1) plus Line IV.F.(2)	$
G.	The ratio of Line IV.E. to Line IV.F.(3)	_____:_____
	Is Line IV.G. less than 1.25 to 1.00?	Yes: Not in compliance No: In compliance

7 Insert applicable maximum Consolidated Senior Secured Leverage Ratio for such period as required by Section 9.15(b)